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                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                             18 U.S.C. SECTION 1350

                  In connection with the Quarterly Report of Alkermes Clinical Partners, L.P. (the "Partnership") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard F. Pops, President and Chief Executive Officer of Alkermes Development Corporation II, General Partner of the Partnership, certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002,18 U.S.C. ss. 1350 that:

         1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.



                                    /s/  Richard F. Pops
                                    ---------------------------
                                    Richard F. Pops, President and Chief
                                    Executive Officer of Alkermes Development
                                    Corporation II, General Partner of Alkermes
                                    Clinical Partners, L.P.
                                    November 13, 2003